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                                                                    EXHIBIT 5.01

                                February 1, 2000

Exodus Communications, Inc.
2831 Mission College Blvd.
Santa Clara, CA 95054

Gentlemen/Ladies:

   At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you ("you" or the "Company") with the Securities and Exchange Commission (the "Commission") on or about February 1, 2000 in connection with the proposed exchange by you of $375,000,000 aggregate principal amount of the Company's unsecured 10 3/4% Senior Notes due 2009 and 125,000,000 aggregate principal amount of the Company's unsecured 10 3/4% Senior Notes due 2009 to be issued pursuant to the Registration Statement (the "New Notes") for $375,000,000 aggregate principal amount of your outstanding unsecured 10 3/4% Senior Notes due 2009 and 125,000,000 aggregate principal amount of the Company's unsecured 10 3/4% Senior Notes due 2009 issued on December 8, 1999 (the "Old Notes").

   In rendering this opinion, we have examined the following:

  (1) Your Annual Report on Form 10-K for the year ended December 31, 1998;

  (2) Your Quarterly Reports on Form 10-Q, as amended, if applicable, for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

  (3) Your Current Reports on Form 8-K filed with the Commission on January 29, 1999, February 22, 1999, March 2, 1999, June 18, 1999, August 11,
      1999, as amended October 12, 1999 and November 29, 1999, November 29, 1999 and December 3, 1999;

  (4) the Registration Statement, together with the exhibits filed as a part thereof;

  (5) the Prospectus prepared in connection with the Registration Statement;

  (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

  (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

  (8) the opinion of Winthrop, Stimson, Putnam & Roberts (the "Winthrop Opinion") of even date herewith with respect to matters governed by the laws of the State of New York.

   In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

   As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of the information referred to above or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
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Exodus Communications, Inc.
February 1, 2000
Page 2

   We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law which includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. With respect to the opinion in clause (ii) of the paragraph below, we have relied solely on the Winthrop Opinion subject to the same limitations and exceptions that apply to the Winthrop Opinion as stated therein.

   Based upon the foregoing, and subject to the limitations, qualifications and assumptions expressed below, we are of the opinion that, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture dated December 1, 1999 between the Company and Chase Manhattan Bank and Trust Company, National Association (the "Indenture"), the Exchange and Registration Rights Agreement dated December 1, 1999 among the Company and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens Inc., PaineWebber Incorporated and Morgan Stanley & Co. Incorporation (the "Exchange Agreement") and the letters of transmittal (filed as exhibits to the Registration Statement) and delivered against exchange therefor of the Old Notes pursuant to the exchange offer described in the Registration Statement, the New Notes will be (i) validly issued and (ii) will constitute valid and binding obligations of the Company.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

   This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the purpose of the above exchange of the New Notes for Old Notes and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          Fenwick & West LLP

                                                  /s/ Fenwick & West LLP
                                          By: _________________________________